Exhibit 99.2
Valeant Pharmaceuticals International
Stock Option Grant Notice
2006 Equity Incentive Plan
Valeant Pharmaceuticals International (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto and incorporated herein by reference, and the Plan, which is incorporated herein by reference and may be found on the Human Resources page of the Company’s corporate intranet at http://valeantvision.com/departments/GA/public/HR/benefits/forms.jspf. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Option Agreement.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Total Exercise Price:

Expiration Date:

Type of Grant [1]:

Vesting Schedule:	1/4th of the shares vest on the first anniversary of the Vesting Commencement Date.
1/4th of the shares vest on the second anniversary of the Vesting Commencement Date.
1/4th of the shares vest on the third anniversary of the Vesting Commencement Date.
1/4th of the shares vest on the fourth anniversary of the Vesting Commencement Date.

Payment:	By one or a combination of the following methods of payment (described in the Stock Option Agreement):
▪	Cash or check

▪	Bank draft or money order payable to the Company

▪	Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded

▪	Delivery of already-owned shares if the shares are publicly traded

▪	Net exercise
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Optionholder:	Valeant Pharmaceuticals International

Signature	By:
Date:		Signature

Title:

Residence Address:
Date:

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.